UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒ Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material Pursuant to §240.14a-12

AUTHENTEC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

IMPORTANT REMINDER TO VOTE YOUR PROXY

December 6, 2010

Dear AuthenTec Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Shareholders of AuthenTec, Inc., ("AuthenTec"), to be held at AuthenTec's headquarters, located at 100 Rialto Place, Melbourne, Florida 32901, on Friday, December 17, 2010, at 9:00 a.m. local time. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to approve the issuance of 7,984,281 shares of AuthenTec common stock to fully satisfy the $21,557,558.70 principal balance of a promissory note issued in connection with AuthenTec's acquisition of UPEK, Inc. and (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY BY PHONE,
INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder. Voting by telephone or by Internet is the fastest and most convenient way to vote.

Leading proxy advisory firms Institutional Shareholder Services (ISS), Glass Lewis & Co. and PROXY Governance have all recommended that AuthenTec's stockholders vote FOR the issuance of 7,984,281 shares of common stock and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

AuthenTec’s board of directors has determined that the proposed issuance of 7,984,281 shares of AuthenTec common stock is in the best interests of all stockholders, and unanimously recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2 the adjournment of the special meeting , if necessary, to solicit additional proxies.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions or need help in voting, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

In connection with the Special Meeting, AuthenTec has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission ("SEC") on November 15, 2010. The definitive proxy statement has been mailed to the stockholders of AuthenTec of record as of October 22, 2010. Before making a voting decision, security holders are urged to read carefully the definitive proxy statement.

Thank you in advance for voting promptly.

Sincerely,

/s/ William Washecka

William Washecka
Chairman of the Board of Directors